UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On February 13, 2012, CityCenter Holdings, LLC (“CityCenter”), a joint venture which is 50% owned by a wholly owned subsidiary of MGM Resorts International (the “Company”) and 50% owned by Infinity World Development Corp. (a wholly owned subsidiary of Dubai World) will be disclosing certain information set forth below with respect to its preliminary fourth quarter and year end results to certain prospective investors. This information is being provided by the Company to satisfy its obligations under Regulation FD.

Based on preliminary data, CityCenter expects net revenue for the fourth quarter of 2011 to be approximately $269 million. CityCenter expects operating loss for the fourth quarter of 2011 to be approximately $45 million, which includes approximately $99 million in depreciation and amortization expense.

In addition, CityCenter had cash and cash equivalents of $172 million, restricted cash of $93 million, and long-term debt of $2.51 billion as of December 31, 2011. Long-term debt includes $375 million related to the senior credit facility, $1.57 billion related to the first lien and second lien senior notes, and $564 million related to member notes (net of discount of $569 million).

Because CityCenter’s financial statements for the year ended December 31, 2011 are not yet available, the estimates included above are preliminary, unaudited, and subject to completion. These estimates reflect CityCenter’s current best estimates and may be revised as a result of management’s further review of our results. During the course of the preparation of CityCenter’s audited annual consolidated financial statements, they may identify items that would require them to make material adjustments to the preliminary financial information presented above. Accordingly, you are cautioned not to place undue reliance on these estimates.

Statements in this Report that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the Company’s expectations with respect to CityCenter’s year end and fourth quarter. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of gaming, hospitality and entertainment companies and for CityCenter’s indebtedness in particular. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

The information furnished under Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01   Other Events.

On February 13, 2012, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, regarding the proposed issuance by CityCenter and CityCenter Finance Corp. of $240 million in aggregate principal amount of first lien notes in a private placement. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01   Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits:

No.	Description
Exhibit 99	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012
MGM Resorts International

	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Vice President & Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
Exhibit 99	Press Release